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                                                                    EXHIBIT 99.1
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                   Monday September 18, 6:27 pm Eastern Time
                                 Press Release

Enviro-Clean of America Inc. to Sell NISSCO to ebuyxpress.com, Signs Letter of Intent to Acquire Gemini Capital Corp.

SAN ANTONIO & NEW YORK--(BUSINESS WIRE)--Sept. 18, 2000-- Enviro-Clean of America Inc. (OTCBB:EVCL) today announced that it has signed a binding letter of intent for the sale of NISSCO Inc. to ebuyxpress.com, LLC.

Enviro-Clean expects to take a non-cash charge against current earnings of approximately $2,500,000 on the transaction. Under the terms of the agreement, NISSCO will be based in Dulles, Va., and continue operations under the NISSCO brand name.

Enviro-Clean has owned the NISSCO buying Group since its January 1999 acquisition from Tom Haines. Haines operated the group for Enviro-Clean up until his retirement on Aug. 15, 2000.

In addition, the Company announced the signing of a letter of intent to acquire all of the outstanding stock of Gemini Capital Corp. a diversified finance and equity investment company.

Randall K. Davis, president of Enviro-Clean, stated, "We have decided to sell the GPO after determining that it lacked strategic fit with our existing business and strategic investments. The decision to divest this business will enable us to better focus on our core janitorial supply distributorships, our recently announced equity investment in equip2move, the acquisition of Gemini Capital Corp and our significant ownership in b2bstores.com Inc. (NASDAQ Small Cap:BTBC). It is our intention to change the name of our holding company to Gemini Capital Corp. while making Enviro-Clean of America an operating subsidiary. The Board of Directors feels that Gemini will be the best public vehicle to further our plan of acquiring companies, outside of the janitorial supply space, that can utilize our existing management and infrastructure."

Further commenting on the NISSCO sale, Davis continued, "Throughout this transition we will work diligently to provide a smooth transfer to the new NISSCO team. I am confident that the NISSCO members will recognize the years of industry expertise and experience that the ebuyxpress team brings to the Group Purchasing Organization."

Referring to the impact on its core business, ebuyxpress CEO Chad MacDonald said, "This acquisition marks an important shift in the ebuyxpress business strategy. Our intention is to position ebuyxpress as a facilitator of both traditional and e-commerce initiatives, further leveraging our relationships and expertise in both traditional and Internet commerce. NISSCO will become the foundation for our enhanced business concept that relies both on technology as well as traditional distribution capabilities. Under this strategy, NISSCO members will be able to deliver additional product lines from tens of thousands of manufacturers with no inventory requirements, further increasing revenues, profits and customer penetration. This is a powerful model, one that brings value to our manufacturer and distributor partners and ultimately to our customers."
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Kenny Cossaboon, president of the new NISSCO management team, stated, "This is truly an exciting announcement. Building on our 50-year collective experience in the janitorial service business, the new NISSCO is going to quickly deliver greater levels of value to our distributors and manufacturers. To our current members and those wishing to join, our past successes mean the ability to leverage relationships and quickly grow their businesses. Our vision of the future is compelling and we look forward to making this vision a reality."

Enviro-Clean of America Inc., with offices in San Antonio, Texas, and New York is a manufacturer and distributor in the $15 billion janitorial and sanitary maintenance supply industry. Its wholly owned subsidiaries comprise 17 operating locations which currently include Cleaning Ideas Corp. (San Antonio); Sanivac/Davis Manufacturing Company (San Antonio); Kandel & Son (Hicksville, N.Y.); Superior Chemical & Supply (Bowling Green, Leitchfield and Beattyville, Ky.); and June Supply Company (San Antonio and Dallas). The Company additionally owns 30% of equip2move Inc., an online industrial and commercial equipment Internet auction site, and 11% of b2bstores.com Inc. (NASDAQ SmallCap:BTBC). The Company's common stock trades on the Over-the-Counter Bulletin Board under the symbol "EVCL."

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

 Additional information on Enviro-Clean of America Inc. can be accessed on the
             Internet at www.evclean.com <http://www.evclean.com>.
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                                   Contact:
                   Enviro-Clean of America Inc., San Antonio
                   Randall K. Davis, 210/293-1232, ext. 100
               randall@evclean.com <mailto:randall@evclean.com>
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                                      or
                                    NISSCO
                         Kenny Cossaboon, 800/229-9541
      grouphdqtrs@worldnet.att.net <mailto:grouphdqtrs@worldnet.att.net>
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